AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999

                                                      REGISTRATION NO. 333-65091

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                                AMAZON.COM, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 91-1646860
   (State or other jurisdiction of           (I.R.S. Employer Identification
   incorporation or organization)                        Number)

                       1200 12TH AVENUE SOUTH, SUITE 1200
                         SEATTLE, WASHINGTON 98144-2734
                                 (206) 266-1000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JEFFREY P. BEZOS
                             CHIEF EXECUTIVE OFFICER
                                AMAZON.COM, INC.
                       1200 12TH AVENUE SOUTH, SUITE 1200
                            SEATTLE, WASHINGTON 98144
                                 (206) 266-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 -------------

                 COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:
                                SCOTT L. GELBAND
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
                                  -------------

        Approximate date of commencement of proposed sale to the public:
     THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK
               THAT REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]  ____________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

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                          DEREGISTRATION OF SECURITIES

        On September 30, 1998, Amazon.com, Inc. ("Amazon.com") filed a registration statement on Form S-3 (No. 333-65091) (the "Form S-3") which registered 2,662,125 shares of its common stock for resale from time to time. The Form S-3 was declared effective by the Commission on October 22, 1998.

        Subsequent to that date, Amazon.com declared a 3-for-1 split of its common stock, which was paid on January 4, 1999, and a 2-for-1 split of its common stock, which was paid on September 1, 1999. As a result, the number of shares registered hereunder was mathematically adjusted to 15,972,750 shares of common stock. As of the date of this Post-Effective Amendment No. 2 to the Form S-3 (the "Post-Effective Amendment No. 2"), 10,085,690 shares of common stock have been sold pursuant to the Form S-3.

        This Post-Effective Amendment No. 2 deregisters all of the 5,887,060 shares of common stock that remain unsold hereunder as of the date hereof.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on October 6, 1999.

                                            AMAZON.COM, INC.

                                            By:  /s/ Jeffrey P. Bezos
                                                 ---------------------------
                                                 Jeffrey P. Bezos
                                                 Chairman of the Board
                                                 and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                               TITLE                           DATE
------------------------------   -----------------------------------------  ------------------
    /s/ Jeffrey P. Bezos         Chairman of the Board and Chief Executive  October 6, 1999
------------------------------   Officer (Principal Executive Officer)
        Jeffrey P. Bezos


  /s/ Joseph Galli, Jr.          President, Chief Operating Officer and     October 26, 1999
------------------------------   Director
      Joseph Galli, Jr.


    /s/ Warren C. Jenson         Senior Vice President and Chief Financial  October 26, 1999
------------------------------   Officer(Principal Financial Officer)
        Warren C. Jenson


    /s/ Kelyn J. Brannon         Vice President, Finance and Chief          October 26, 1999
------------------------------   Accounting Officer (Principal
        Kelyn J. Brannon         Accounting Officer)


         *Tom A. Alberg                           Director                  October 6, 1999
------------------------------
         Tom A. Alberg


         *Scott D. Cook                           Director                  October 6, 1999
------------------------------
         Scott D. Cook


         *L. John Doerr                           Director                  October 6, 1999
------------------------------
         L. John Doerr


    *Patricia Q. Stonesifer                       Director                  October 6, 1999
------------------------------
     Patricia Q. Stonesifer


*By:/s/ Jeffrey P. Bezos                                                    October 6, 1999
    --------------------------
        Jeffrey P. Bezos
        Attorney-in-Fact